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                                                                       FORM 10-Q



                            ENCORE WIRE CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE

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
                                                                         Quarter Ended             Six Months Ended
                                                                           June 30,                    June 30,

                                                                      1996          1995           1996         1995
                                                                  ----------------------------------------------------
COMMON SHARES OUTSTANDING AT
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . .  7,106,417    7,080,817       7,104,417    7,080,317

TREASURY SHARES . . . . . . . . . . . . . . . . . . . . . . . .      (77,500)          --         (77,500)          --

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES ISSUED DURING THE PERIOD . . . . . . . . . . . . . . .           --        8,406           1,945        4,555

INCREMENTAL SHARES RELATED TO ASSUMED
  EXERCISE OF STOCK OPTIONS . . . . . . . . . . . . . . . . . .       56,255      116,052          56,660      141,671
                                                                  ----------    ----------     ----------   ----------

WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING . . . . . . . . . . . . . . . .    7,085,172    7,205,275       7,085,522    7,226,543
                                                                  ==========    =========      ==========   ==========

WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES USED IN THE
  CALCULATION OF INCOME PER
  COMMON AND COMMON EQUIVALENT
  SHARE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7,085,172    7,205,275       7,085,522    7,226,543
                                                                  ==========    =========      ==========   ==========

NET INCOME (LOSS) (IN THOUSANDS)  . . . . . . . . . . . . . . .   $      586    $    (168)     $      770   $      458
                                                                  ==========    =========      ==========   ==========

NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE                                         $      .08    $    (.02)     $      .11   $      .06
                                                                  ==========    =========      ==========   ==========

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